UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2021, Matthew Bromberg resigned as Chief Operating Officer of Zynga Inc. (“Zynga”).  Mr. Bromberg had served as Chief Operating Officer since August 2016. Mr. Bromberg is expected to remain an employee of Zynga through March 31, 2022, while his duties are transitioned to other members of Zynga’s management team.

Zynga and Mr. Bromberg entered into a Transition and Separation Agreement and Release (the “Agreement”) dated November 5, 2021. Under the Agreement, Mr. Bromberg will continue to receive his preexisting regular compensation through March 31, 2022 (the expected date of his termination of employment), including base salary, bonus eligibility (for fiscal year 2021 only), vesting of equity awards, and participation in Zynga’s standard benefit plans.  No accelerated equity vesting or severance is to be provided.  Mr. Bromberg will provide the Company with a release of claims in favor of Zynga and has agreed to certain post-employment covenants (including, but not limited to, a one year prohibition on soliciting Zynga’s employees and customers).

Zynga would like to thank Mr. Bromberg for his years of service and wish him success in his future endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: November 8, 2021	By:	/s/ James Gerard Griffin
James Gerard Griffin
Chief Financial Officer